SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2005
TRANSMETA CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)
3990 Freedom Circle, Santa Clara, CA                                                        95054

(Address of principal executive offices)                                                   (Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)
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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 27, 2005, the Board of Directors of Transmeta Corporation (the “Company”) approved the accelerated vesting of certain outstanding stock options previously granted under the Company’s equity incentive plans and agreements. The decision accelerates the vesting of all unvested employee stock options granted before September 27, 2005 having exercise prices higher than $2.00 per share. The closing price of the Company’s common stock on September 27, 2005 was $1.38. The decision to accelerate the vesting of the affected options was based upon a recommendation of the Compensation Committee of the Company’s Board of Directors, which committee consists entirely of independent, non-employee directors. Stock options held by non-employee directors of the Company were not accelerated. These actions were taken in accordance with the applicable provisions of the Company’s stock option plans, and the Company believes the decision to be in the best interest of the Company and its shareholders.
     As a result of the acceleration, unvested options to purchase approximately 2.3 million shares of the Company’s common stock became fully vested and immediately exercisable. The affected stock options have exercise prices ranging from $2.02 to $3.98 per share, and a weighted average exercise price of $2.41. The affected options include options to purchase approximately 587,000 shares of the Company’s common stock held by the Company’s executive officers, having a weighted average exercise price of $2.32. This acceleration is effective as of September 27, 2005.
     The Company’s decision to accelerate the vesting of the affected employee stock options was primarily to eliminate or reduce the compensation expense relating to such options that the Company would otherwise be expected to record in its statement of operations for future periods upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R will be effective for the Company beginning in the first quarter of 2006, and will require that compensation expense associated with stock options be recognized in the statement of operations, rather than as footnote disclosure in consolidated financial statements. The Company estimates that the maximum future expense to be eliminated is approximately $3.0 million, approximately $754,000 of which is attributable to options held by executive officers of the Company. This estimate is subject to change but is based on estimated value calculations using the Black-Scholes methodology. The Company expects that this amount will be reflected in a pro forma footnote disclosure in its fiscal year 2005 financial statements, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: October 3, 2005	By:	/s/ John O'Hara Horsley
John O'Hara Horsley
Vice President, General Counsel & Secretary